                            EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release

Columbus McKinnon Operating Income Increased 32% on
7% Sales Growth in Third Quarter Fiscal Year 2023

BUFFALO, NY, February 1, 2023 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2023 third quarter, which ended December 31, 2022. Results include the addition of Garvey Corporation, which was acquired on December 1, 2021.

Third Quarter Highlights (compared with prior year period)

•Sales were up 7% to $230.4 million driven by improved volume and pricing; up 11% on a constant currency basis
•Operating income increased 32% to $20.2 million on expanded gross margin and operating leverage driven by price, strong acquisition performance, and higher volume
•Solid operating performance drove net income growth of 22% to $12.0 million, or $0.42 per diluted share; adjusted EPS for the quarter was $0.72
•Daily order rate up 3% sequentially to $215.0 million compared with the second quarter
•Backlog of $329.1 million reflects 28% reduction in past due orders in quarter
•Paid down $30.4 million in debt year-to-date; reduced net debt leverage ratio to 2.7x

David J. Wilson, President and CEO, commented, “We achieved solid sales growth as our team took steps to improve our customers’ experience through reductions in past due backlog and improvements in lead times. We were also very pleased with sales and orders in Europe, which have held up well under our new leadership structure. Encouragingly, operating income grew by 32% on 7% higher sales. Importantly, we further reduced debt by $10 million in the quarter in line with our current capital allocation priorities as we continue to strengthen our balance sheet.”

He added, “We are transforming Columbus McKinnon into a leading motion control enterprise for material handling. Our strategy pursues expansion in secular growth markets while leveraging the broader benefits associated with the megatrends of supply chain automation, industrial productivity and regionalization. We are expanding our technology offerings and market reach through innovation while continually exploring opportunities to selectively acquire new capabilities. We expect the Columbus McKinnon Business System to provide the discipline and processes to execute our plan. We believe our actions are improving the business and we remain optimistic regarding our ability to achieve our long-term financial objectives.”

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
Third Quarter Fiscal 2023 Sales

($ in millions)	Q3 FY 23	Q3 FY 22	Change	% Change
Net sales	$230.4	$216.1	$14.3	6.6%
U.S. sales	$141.4	$128.7	$12.7	9.9%
% of total	61%	60%
Non-U.S. sales	$89.0	$87.4	$1.6	1.8%
% of total	39%	40%
For the quarter, sales increased $14.3 million, or 6.6%. The acquisition contributed $4.9 million in sales, of which $4.5 million was in the U.S. In the U.S., price improved $7.5 million, or 5.8%, and volume increased $0.7 million, or 0.6%. Outside the U.S., increased volume of $5.1 million, or 5.9%, price improvement of $4.4 million, or 5.1%, and $0.4 million of sales related to the acquisitions more than offset unfavorable foreign currency translation of $8.4M.

Third Quarter Fiscal 2023 Operating Results

($ in millions)	Q3 FY 23	Q3 FY 22	Change	% Change
Gross profit	$82.0	$75.1	$6.9	9.3%
Gross margin	35.6%	34.7%	90 bps
Adjusted gross profit*	$82.0	$79.6	$2.4	3.0%
Adjusted gross margin*	35.6%	36.7%	(110) bps
Income from operations	$20.2	$15.3	$4.9	31.8%
Operating margin	8.8%	7.1%	170 bps
Adjusted income from operations*	$23.5	$20.5	$3.0	14.6%
Adjusted operating margin*	10.2%	9.5%	70 bps
Net income (loss)	$12.0	$9.9	$2.1	21.6%
Net income (loss) margin	5.2%	4.6%	60 bps
Diluted EPS	$0.42	$0.34	$0.08	23.5%
Adjusted EPS*	$0.72	$0.60	$0.12	20.0%
Adjusted EBITDA*	$34.0	$30.7	$3.3	10.7%
Adjusted EBITDA margin*	14.7%	14.2%	50 bps
*Adjusted gross profit, adjusted gross margin, adjusted income from operations, adjusted operating margin, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. See accompanying discussion and reconciliation tables in this release regarding adjusted operating income, adjusted operating margin, adjusted EPS, and the reconciliation of GAAP net income (loss) to adjusted EBITDA.

Adjusted earnings per diluted share of $0.72 excludes amortization of intangible assets related to acquisitions. The Company believes this better represents its inherent earnings power and cash generation capability.
The Company paid down $10 million in long term debt in the quarter and used $1 million in cash to repurchase 31,085 shares at an average price of $32.17 per share.

Fourth Quarter Fiscal 2023 Outlook

Columbus McKinnon expects fourth quarter fiscal 2023 sales of approximately $240 million to $250 million at current exchange rates. At the mid-point of this guidance range, the growth rate for the full year of fiscal 2023 is expected to be approximately 6% on a constant currency basis.

Mr. Wilson concluded, “We are encouraged with our prospects as we enter our fourth quarter and advance the transformation of Columbus McKinnon. We have several initiatives underway that will improve our customers’ experience, strengthen our business, expand margins and drive further innovation. Importantly, we expect to continue delivering year-over-year growth despite a slowing economic environment as we advance our strategy to achieve our long-term financial objectives.”

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question-and-answer session will follow the formal discussion.

The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the conference ID number 13735008. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Wednesday, February 8, 2023. Alternatively, an archived webcast of the call can be found on the Company’s website and a transcript of the call will be posted there once available.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning expected growth, future sales and EBITDA margins, and future potential to deliver results; the execution of its strategy and further transformation of the Company with stronger growth, less cyclicality and higher margins, and achievement of certain goals. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its financial targets including revenue and adjusted EBITDA margin, and to execute CMBS and the Core Growth Framework; global economic and business conditions affecting the industries served by the Company and its subsidiaries including COVID-19; the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as current plans, estimates and beliefs. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Executive Vice President - Finance and CFO	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2022	December 31, 2021	Change
Net sales	$230,370	$216,088	6.6%
Cost of products sold	148,326	141,031	5.2%
Gross profit	82,044	75,057	9.3%
Gross profit margin	35.6%	34.7%
Selling expenses	25,424	24,468	3.9%
% of net sales	11.0%	11.3%
General and administrative expenses	25,143	25,144	—%
% of net sales	10.9%	11.6%
Research and development expenses	4,839	3,875	24.9%
% of net sales	2.1%	1.8%
Amortization of intangibles	6,459	6,254	3.3%
Income from operations	$20,179	$15,316	31.8%
Operating margin	8.8%	7.1%
Interest and debt expense	7,303	4,375	66.9%
Investment (income) loss	(574)	(76)	655.3%
Foreign currency exchange (gain) loss	(3,359)	512	(756.1)%
Other (income) expense, net	79	(455)	(117.4)%
Income (loss) before income tax expense (benefit)	$16,730	10,960	52.6%
Income tax expense (benefit)	4,701	1,066	341.0%
Net income (loss)	$12,029	$9,894	21.6%

Average basic shares outstanding	28,626	28,469	0.6%
Basic income (loss) per share	$0.42	$0.35	20.0%

Average diluted shares outstanding	28,778	28,840	(0.2)%
Diluted income (loss) per share	$0.42	$0.34	23.5%

Dividends declared per common share	$0.07	$0.06

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2022	December 31, 2021	Change
Net sales	$682,397	$653,187	4.5%
Cost of products sold	431,516	422,932	2.0%
Gross profit	250,881	230,255	9.0%
Gross profit margin	36.8%	35.3%
Selling expenses	77,197	72,107	7.1%
% of net sales	11.3%	11.0%
General and administrative expenses	68,441	78,495	(12.8)%
% of net sales	10.0%	12.0%
Research and development expenses	15,429	11,283	36.7%
% of net sales	2.3%	1.7%
Amortization of intangibles	19,442	18,648	4.3%
Income from operations	70,372	49,722	41.5%
Operating margin	10.3%	7.6%
Interest and debt expense	20,274	14,774	37.2%
Cost of debt refinancing	—	14,803	(100.0)%
Investment (income) loss	168	(624)	(126.9)%
Foreign currency exchange (gain) loss	(1,152)	1,047	(210.0)%
Other (income) expense, net	(1,999)	(744)	168.7%
Income (loss) before income tax expense (benefit)	53,081	20,466	159.4%
Income tax expense (benefit)	18,547	2,632	604.7%
Net income (loss)	34,534	17,834	93.6%

Average basic shares outstanding	28,597	27,887	2.5%
Basic income (loss) per share	$1.21	$0.64	89.1%

Average diluted shares outstanding	28,767	28,255	1.8%
Diluted income (loss) per share	$1.20	$0.63	90.5%

Dividends declared per common share	$0.14	$0.12

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2022	March 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,520	$115,390
Trade accounts receivable	$146,909	$147,515
Inventories	$200,650	$172,139
Prepaid expenses and other	$34,529	$31,545
Total current assets	$463,608	$466,589

Property, plant, and equipment, net	$94,438	$97,926
Goodwill	$642,430	$648,849
Other intangibles, net	$367,659	$390,788
Marketable securities	$10,207	$10,294
Deferred taxes on income	$1,574	$2,313
Other assets	$69,516	$68,948
Total assets	$1,649,432	$1,685,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$70,603	$90,881
Accrued liabilities	$104,233	$118,187
Current portion of long term debt and finance lease obligations	$40,596	$40,551
Total current liabilities	$215,432	$249,619

Term loan and finance lease obligations	$440,916	$470,675
Other non current liabilities	$182,203	$192,610
Total liabilities	$838,551	$912,904

Shareholders’ equity:
Common stock	$286	$285
Treasury stock	$(1,001)	$—
Additional paid in capital	$512,418	$506,074
Retained earnings	$346,868	$316,343
Accumulated other comprehensive loss	$(47,690)	$(49,899)
Total shareholders’ equity	$810,881	$772,803
Total liabilities and shareholders’ equity	$1,649,432	$1,685,707

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2022	December 31, 2021
Operating activities:
Net income (loss)	$34,534	$17,834
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	$31,380	$31,245
Deferred income taxes and related valuation allowance	$(783)	$(1,940)
Net loss (gain) on sale of real estate, investments and other	$347	$(390)
Stock-based compensation	$7,039	$8,485
Amortization of deferred financing costs	$1,291	$1,274
Cost of debt refinancing	$—	$14,803
Loss (gain) on hedging instruments	$(598)	$682
Gain on sale of building	$(232)	$(375)
Loss on retirement of fixed asset	$175	$—
Non-cash lease expense	$5,814	$5,936
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	$(1,401)	$3,931
Inventories	$(31,701)	$(42,215)
Prepaid expenses and other	$4,905	$(5,544)
Other assets	$(232)	$(298)
Trade accounts payable	$(18,756)	$(4,229)
Accrued liabilities	$(7,498)	$2,608
Non-current liabilities	$(7,382)	$(8,080)
Net cash provided by (used for) operating activities	$16,902	$23,727

Investing activities:
Proceeds from sales of marketable securities	$2,650	$3,441
Purchases of marketable securities	$(3,121)	$(6,357)
Capital expenditures	$(9,511)	$(9,506)
Proceeds from sale of building, net of transaction costs	$373	$461
Proceeds from insurance reimbursement	$—	$482
Purchases of businesses, net of cash acquired	$(1,616)	$(539,778)
Dividend received from equity method investment	$313	$324
Net cash provided by (used for) investing activities	$(10,912)	$(550,933)

Financing activities:
Proceeds from the issuance of common stock	$704	$2,520
Purchases of treasury stock	$(1,001)	$—
Repayment of debt	$(30,402)	$(467,725)
Proceeds from issuance of long-term debt	$—	$725,000
Proceeds from equity offering	$—	$207,000
Fees related to debt and equity offering	$—	$(26,184)
Cash inflows from hedging activities	$18,422	$13,234
Cash outflows from hedging activities	$(17,958)	$(13,687)
Payment of dividends	$(6,006)	$(4,852)
Other	$(1,398)	$(2,054)
Net cash provided by (used for) financing activities	$(37,639)	$433,252

Effect of exchange rate changes on cash	$(2,221)	$(1,474)

Net change in cash and cash equivalents	$(33,870)	$(95,428)
Cash, cash equivalents, and restricted cash at beginning of year	$115,640	$202,377
Cash, cash equivalents, and restricted cash at end of period	$81,770	$106,949

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Q3 FY 2023 Sales Bridge

	Quarter To Date		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2022 Sales	$216.1		$653.2
Acquisition	4.9	2.3%	22.4	3.4%
Volume	5.9	2.7%	0.7	0.1%
Pricing	11.9	5.5%	32.5	5.0%
Foreign currency translation	(8.4)	(3.9)%	(26.4)	(4.0)%
Total change	$14.3	6.6%	$29.2	4.5%
Fiscal 2023 Sales	$230.4		$682.4

COLUMBUS McKINNON CORPORATION
Q3 FY 2023 Gross Profit Bridge

($ in millions)	Quarter To Date	Year To Date
Fiscal 2022 Gross Profit	$75.1	$230.3
Price, net of material cost inflation	5.9	13.4
Acquisition	1.9	9.5
Prior year acquisition inventory step-up expense	0.5	3.5
Prior year product liability settlement	2.9	2.9
Sales volume and mix	0.5	2.0
Prior year business realignment costs	0.7	1.6
Product liability	0.7	0.7
Prior year acquisition integration costs	—	0.5
Prior year acquisition amortization of backlog	0.5	0.5
Tariffs	(0.2)	0.1
Productivity, net of other cost changes	(3.7)	(4.6)
Foreign currency translation	(2.8)	(9.5)
Total change	6.9	20.6
Fiscal 2023 Gross Profit	$82.0	$250.9

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 23	63	64	60	63	250

FY 22	63	64	61	63	251

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	December 31, 2022		September 30, 2022		March 31, 2022		December 31, 2021
($ in millions)
Backlog	$329.1		$327.8		$309.1		$294.7
Long-term backlog
Expected to ship beyond 3 months	$164.7		$161.2		$135.2		$116.3
Long-term backlog as % of total backlog	50.0%		49.2%		43.7%		39.5%

Trade accounts receivable
Days sales outstanding	58.0	days	55.1	days	53.0	days	50.6	days

Inventory turns per year
(based on cost of products sold)	3.0	turns	3.0	turns	3.9	turns	3.3	turns
Days' inventory	121.0	days	121.0	days	93.6	days	111.4	days

Trade accounts payable
Days payables outstanding	52.6	days	59.4	days	58.7	days	56.9	days

Working capital as a % of sales (2)	22.1%		20.8%		15.5%		15.2%

Net cash provided by (used for) operating activities	$10.8		$17.3		$25.2		$5.8
Capital expenditures	$4.2		$2.3		$3.6		$2.8
Free cash flow (1)	$6.5		$15.0		$21.6		$3.0

Debt to total capitalization percentage	37.3%		38.5%		39.8%		41.1%

Debt, net of cash, to net total capitalization	33.0%		33.9%		33.9%		35.7%

(1) Free cash flow is defined as cash from operations less capital expenditures. Free cash flow is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as free cash flow, is important for investors and other readers of the Company’s financial statements.
Components may not add due to rounding.
(2)December 31, 2022, September 30, 2022, and March 31, 2022 figures exclude the impact of the acquisition of Garvey. December 31, 2021 figure excludes the impact of the acquisition of Dorner.

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP gross profit	$82,044	$75,057	$250,881	$230,255
Add back (deduct):
Business realignment costs	—	692	—	1,606
Product liability settlement	—	2,850	—	2,850
Acquisition inventory step-up expense	—	515	—	3,496
Acquisition amortization of backlog	—	450	—	450
Acquisition integration costs	—	—	—	521
Non-GAAP adjusted gross profit	$82,044	$79,564	$250,881	$239,178

Sales	$230,370	$216,088	$682,397	$653,187
Add back:
Acquisition amortization of backlog	—	450	—	450
Non-GAAP sales	$230,370	$216,538	$682,397	$653,637

Gross margin - GAAP	35.6%	34.7%	36.8%	35.3%
Adjusted gross margin - Non-GAAP	35.6%	36.7%	36.8%	36.6%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP income from operations	$20,179	$15,316	$70,372	$49,722
Add back (deduct):
Acquisition deal and integration costs	338	370	443	10,244
Acquisition inventory step-up expense	—	515	—	3,496
Product liability settlement	—	2,850	—	2,850
Business realignment costs	1,401	964	4,292	2,787
Garvey contingent consideration	1,230	—	1,230	—
Headquarter relocation costs	315	—	315	—
Acquisition amortization of backlog	—	450	—	450
Non-GAAP adjusted income from operations	$23,463	$20,465	$76,652	$69,549

Sales	$230,370	$216,088	$682,397	$653,187
Add back:
Acquisition amortization of backlog	—	450	—	450
Non-GAAP sales	$230,370	$216,538	$682,397	$653,637

Operating margin - GAAP	8.8%	7.1%	10.3%	7.6%
Adjusted operating margin - Non-GAAP	10.2%	9.5%	11.2%	10.6%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income (loss)	12,029	9,894	34,534	17,834
Add back (deduct):
Amortization of intangibles	6,459	6,254	19,442	18,648
Cost of debt refinancing	—	—	—	14,803
Acquisition deal and integration costs	338	370	443	10,244
Acquisition inventory step-up expense	—	515	—	3,496
Product liability settlement	—	2,850	—	2,850
Business realignment costs	1,401	964	4,292	2,787
Garvey contingent consideration	1,230	—	1,230	—
Headquarter relocation costs	315	—	315	—
Acquisition amortization of backlog	—	450	—	450
Normalize tax rate to 22% (1)	(1,123)	(3,854)	1,210	(13,592)
Non-GAAP adjusted net income	20,649	17,443	61,466	57,520

Average diluted shares outstanding	28,778	28,840	28,767	28,255

Diluted income (loss) per share - GAAP	$0.42	$0.34	$1.20	$0.63

Diluted income per share - Non-GAAP	$0.72	$0.60	$2.14	$2.04
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangible assets, and also adjusted for a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that representing adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Operating Income Increased 32% on 7% Sales Growth in Third Quarter Fiscal Year 2023

February 1, 2023
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income (loss)	$12,029	$9,894	$34,534	$17,834
Add back (deduct):
Income tax expense (benefit)	4,701	1,066	18,547	2,632
Interest and debt expense	7,303	4,375	20,274	14,774
Investment (income) loss	(574)	(76)	168	(624)
Foreign currency exchange (gain) loss	(3,359)	512	(1,152)	1,047
Other (income) expense, net	79	(455)	(1,999)	(744)
Depreciation and amortization expense	10,487	10,276	31,380	31,245
Cost of debt refinancing	—	—	—	14,803
Acquisition deal and integration costs	338	370	443	10,244
Acquisition inventory step-up expense	—	515	—	3,496
Product liability settlement	—	2,850	—	2,850
Business realignment costs	1,401	964	4,292	2,787
Garvey contingent consideration	1,230	—	1,230	—
Headquarter relocation costs	315	—	315	—
Acquisition amortization of backlog	—	450	—	450
Non-GAAP adjusted EBITDA	$33,950	$30,741	$108,032	$100,794

Sales	$230,370	$216,088	$682,397	$653,187
Add back:
Acquisition amortization of backlog	—	450	—	450
Non-GAAP sales	$230,370	$216,538	$682,397	$653,637

Net income (loss) margin - GAAP	5.2%	4.6%	5.1%	2.7%
Adjusted EBITDA margin - Non-GAAP	14.7%	14.2%	15.8%	15.4%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.